                                                                EXHIBIT 10.11(a)


                                 SENIOR SECURED
                                CREDIT AGREEMENT

                                 By and Between

                                CINEMARK II, INC.
                               A TEXAS CORPORATION


                                       and

                           CINEMARK MEXICO (USA), INC.
                               A TEXAS CORPORATION


                          Dated as of December 4, 1995


                           --------------------------

                               ------------------



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                                TABLE OF CONTENTS

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ARTICLE 1 Definitions.................................................................1

ARTICLE 2 Loan........................................................................8
         2.1.     Commitment..........................................................8
         2.2.     Procedure for Loans.................................................8
         2.3.     Interest............................................................8
         2.4.     Payments............................................................9

ARTICLE 3 Conditions Precedent........................................................9
         3.1.     Initial Loan........................................................9
         3.2.     All Remaining Loans.................................................9
         3.3.     Satisfaction of Conditions.........................................10

ARTICLE 4 Representations and Warranties of Borrower.................................11
         4.1.     Due Organization...................................................11
         4.2.     Requisite Power....................................................11
         4.3.     Authorization......................................................11
         4.4.     Representative Authorization.......................................11
         4.5.     Binding Nature.....................................................11
         4.6.     No Conflict........................................................11
         4.7.     Litigation and Contingent Liabilities..............................11
         4.8.     No Event of Default................................................12
         4.9.     Compliance With Laws...............................................12
         4.10.    Title to Properties................................................12

ARTICLE 5 Covenants..................................................................12
         5.1.     Accounting Records.................................................12
         5.2.     Corporate Existence................................................12
         5.3.     Qualification to Do Business.......................................12
         5.4.     Compliance with Laws...............................................12
         5.5.     Taxes and Other Liabilities........................................12
         5.6.     Payment of Indebtedness and Performance of Obligations.............13
         5.7.     Use of Proceeds....................................................13
         5.8.     Maintenance of Property............................................13
         5.9.     Conduct of Business................................................13
         5.10.    Authorizations.....................................................13
         5.11.    Notification of Events of Default and Adverse Developments.........13
         5.12.    Further Assurances.................................................14
         5.13.    Borrower Security Agreement........................................14
         5.14.    Further Identification of Collateral...............................14
         5.15.    Limitation on Consolidated Debt....................................14
         5.16.    Maintenance of Interest............................................14


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
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
ARTICLE 6 Negative Covenants.........................................................15
         6.1.     Indebtedness.......................................................15
         6.2.     Liens..............................................................15
         6.3.     Merger or Acquisition..............................................15
         6.4.     Disposition of Assets..............................................15
         6.5.     Manager............................................................15
         6.6.     Permitted Investments..............................................15

ARTICLE 7 Events of Default..........................................................16
         7.1.     Events of Default..................................................16
         7.2.     Termination of Obligations and Acceleration........................17
         7.3.     Other Remedies.....................................................18
         7.4.     Application of Proceeds............................................18

ARTICLE 8 Security Interest..........................................................19
         8.1.     Grant of Security Interest.........................................19
         8.2.     Affirmative Covenants of Borrower..................................19
         8.3.     Negative Covenants of Borrower.....................................20
         8.4.     Perfection.........................................................20
         8.5.     Expenses...........................................................20
         8.6.     Waivers............................................................20
         8.7.     Termination of Security Interests; Release of Collateral...........20
         8.8.     Cumulative Rights..................................................20

ARTICLE 9 Miscellaneous..............................................................21
         9.1.     Successors and Assigns.............................................21
         9.2.     Sale of Interests..................................................21
         9.3.     Lost Promissory Note...............................................21
         9.4.     No Implied Waiver..................................................21
         9.5.     Amendments; Waivers................................................21
         9.6.     Severability.......................................................22
         9.7.     Notices............................................................22
         9.8.     Interpretation.....................................................22
         9.9.     No Right of Set Off................................................22
         9.10.    Attorneys' Fees and Other Expenses.................................23
         9.11.    Governing Law......................................................23
         9.12.    WAIVER OF JURY TRIAL...............................................23
         9.13.    Indemnification....................................................23
         9.14.    Counterparts.......................................................24
         9.15.    Headings and Sections..............................................24


Exhibit

Exhibit A -- Promissory Note
Exhibit B -- Borrowing Notice


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


                         SENIOR SECURED CREDIT AGREEMENT


         THIS SENIOR SECURED CREDIT AGREEMENT ("Agreement"), is made and entered into as of December 4, 1995 by and between Cinemark II, Inc. ("Lender") and Cinemark Mexico (USA), Inc., a Texas corporation ("Borrower").

                                  WITNESSETH:

         WHEREAS, Lender has agreed to make available to the Borrower a senior secured credit facility upon the terms and conditions set forth in this Agreement.

         WHEREAS, this indebtedness of Borrower under this Credit Agreement is intended to be and shall be Senior Debt as such term is defined in that certain Indenture dated July 30, 1993 among Borrower, Cinemark de Mexico, S.A. de C.V., as guarantor, and United States Trust Company of New York, as trustee (the "Indenture").

         WHEREAS, Lender is willing to lend to Borrower up to $10,000,000 subject to the terms and conditions of this Agreement and Borrower desires to borrow from Lender such amount subject to the terms and conditions hereinafter set forth;

         WHEREAS, the purpose of this Borrowing to permit Borrower to relend the funds to its wholly owned subsidiary, Cinemark de Mexico S.A. de C.V. (de Mexico);

         NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

         In addition to any terms defined elsewhere in this Agreement, the following terms have the meanings indicated for purposes of this Agreement (such definitions being equally applicable to the singular and plural forms of the defined term):

         "Acceleration" means that the Loans (i) shall not have been paid at the Maturity Date, or (ii) shall have become due and payable prior to the Maturity Date pursuant to Section 7.2.

         "Account" means all "accounts" (as defined in the UCC) now owned or hereafter created or acquired by Borrower including, without limitation, all of the following now owned or hereafter created or acquired by Borrower: (a) accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to Borrower arising from the sale, lease or exchange of goods or other property and/or the performance of services; (b) Borrower's rights in, to and under all purchase orders for goods, services or other property; (c) Borrower's rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid seller's rights of rescission, replevin, reclamation and rights to stoppage in transit); (d) monies due to or to become due to Borrower under all contracts for the


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sale, lease or exchange of goods or other property and/or the performance of
Borrower); and (e) Proceeds of any of the foregoing and all collateral security and guaranties of any kind given by any person with respect to any of the foregoing.

         "Capital Stock" of any Person means any and all shares interests, participations or other equipment (however designated) of corporate stock of such Person.

         "Cash Flow Coverage Ratio" of any Person means for any period the ratio of (i) the Consolidated Cash Flow of such Person for the four fiscal quarters immediately preceding the date as of which such ratio is to be calculated to (i) the Consolidated Interest Expense of such Person for such four fiscal quarters.

         "Chattel Paper" means a writing or writings which evidence both a monetary obligation and a security interest in or a lease of specific goods.

         "Closing Date" means December 4, 1995.

         "Collateral" refers to the following: (i) all of Borrower's Accounts now existing or hereafter arising; (ii) all of Borrower's Contract Rights now existing or hereafter arising; (iii) all of Borrower's General Intangibles, Chattel Paper and Instruments, now existing or hereafter acquired or arising;
(iv) the goods or the services the sale or lease or performance of which gave rise to any Account, Contract Right or General Intangible of Borrower including any returned goods; (v) any balance or share belonging to Borrower of any deposit, agency or other account with any bank and any other amounts which may be owing from time to time by any bank to Borrower; (vi) all property of any nature whatsoever of Borrower now or hereafter in the possession of or assigned or hypothecated to the Lender for any purpose; and (vii) all Products and Proceeds of all of the foregoing, including all Proceeds of other Proceeds.

         "Consolidated" shall mean, when used in reference to any term, that term as applied to the accounts of the Borrower (or other specified Person) and all of its Subsidiaries (or other specified group of Persons), or such of its Subsidiaries as may be specified, consolidated (or combined) in accordance with generally accepted accounting principles and with appropriate deductions for minority interests in Subsidiaries.

         "Consolidated Cash Flow" of any Person means for any period the Consolidated Net Income for such period increased by the sum of (i) Consolidated Interest Expense of such Person for such period, plus (ii) Consolidated Income Tax Expense of such Person for such period, plus (iii) the consolidated depreciation and amortization expense included in the income statement of such Person for such period, plus (iv) other non-cash items reducing Consolidated Net Income for such period.

         "Consolidated Income Tax Expense" of any Person means for any period the consolidated provision for income taxes of such Person for such period included in the consolidated financial statements in accordance with generally accepted accounting principles.

         "Consolidated Interest Expense" for any Person means for any period the consolidated interest expense included in a consolidated income statement (without deduction of interest income) of such Person for such period included in the consolidated financial statements in


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accordance with generally accepted accounting principles, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of debt discounts, excluding the amortization of any discount arising out of the sale of the Borrower's 12% Senior Subordinated Notes; (ii) any payments or fees with respect to letters of credit, bankers acceptances or similar facilities; (iii) fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements;
(iv) preferred stock dividends declared and payable in cash; and (v) the portion of any rental obligation allocable to interest expense.

         "Consolidated Net Income" of any Person means for any period the consolidated net income (or loss) of such Person for such period determined on a consolidated basis in accordance with generally accepted accounting principles; provided that there shall be excluded therefrom (a) the net income (or loss) of any Person acquired by such Person or a Subsidiary of such Person in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (or net loss) of any Subsidiary of such Person which is subject to restrictions which prevent the payment of dividends or the making of distributions to such Person to the extent of such restrictions, (c) the net income (or loss) of any Person that is not a Subsidiary of such Person except to the extent of the amount of dividends or other distributions actually paid to such Person by such other Person during such period, (d) gains or losses on asset dispositions by such Person, (e) all extraordinary gains and extraordinary losses and (f) amortization of any discount arising out of the sale of the Borrower's 12 % Senior Subordinated Notes.

         "Consolidated Net Worth" of any Person as of any date of determination means, at any date the stockholder's equity of such Person and its Subsidiaries at such date determined in accordance with generally accepted accounting principles on a Consolidated basis, adjusted (x) to exclude (i) the effects, as disclosed in a separate line item of the consolidated financial statements of such Person, relating to foreign currency fluctuations, and (ii) any reduction in stockholders' equity attributable to any redemption, retirement or repurchase by the Company of the Warrants in excess of the purchase price attributed to the Initial Warrants and the Additional Warrants and (y) to include the respective purchase price attributable to the Initial Warrants and the Additional Warrants.

         "Contract Right" means any right to payment under a contract (including, but not limited to, contracts for the sale or leasing of goods or for the rendering of services) not yet earned by performance and not evidenced by an Instrument or Chattel Paper.

         "Event of Default" shall have the meaning set forth in Article 7 hereof.

         "Financing Statements" shall mean the form of financing statements as shall be necessary to perfect, upon filing, a security interest in the Collateral in each jurisdiction in which such Collateral is located or in which a filing is required under the UCC to perfect such security interest.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant


                                       3
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segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

         "General Intangibles" means all "general intangibles" (as defined in the UCC) now owned or hereafter acquired by Borrower including, without limitation, all right, title and interest of Borrower in and to: (a) all agreements, leases, licenses and contracts other than Accounts or Contract Rights to which Borrower is or may become a party; (b) all obligations or indebtedness owing to Borrower (other than Accounts) from whatever source arising including payment of funds advanced from borrowings by Borrower of the Subordinated Debt; (c) all tax refunds; (d) all Trademarks; and (e) all Trademark Licenses.

         "Governmental Approvals" means any consent, right, exemption, concession, permit, license, authorization, certificate, order, franchise, determination or approval of any federal, state, provincial, municipal or governmental department, commission, board, bureau, agency or instrumentality required for the ownership of properties by or activities of Borrower.

         "Governmental Authority" means any nation or government, any state, province or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Governmental Requirements" means all legal requirements in effect from time to time including all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, certificates, orders, franchises, determinations, approvals, consents, notices, demand letters, directions and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, and all instruments of record, foreseen or unforeseen, ordinary or extraordinary, including, but not limited to, any change in any law, regulation or the interpretation thereof by any foreign or domestic governmental or other authority (whether or not having the force of law), relating now or at any time heretofore or hereafter to the business or operations of Borrower or de Mexico or to any of the property owned, leased or used by Borrower or de Mexico, including, without limitation, the development, design, construction, acquisition, start-up, ownership and operation and maintenance of property.

         "Indebtedness" of any Person means all liabilities, obligations and reserves, contingent or otherwise of such Person.

         "Incipient Default" shall have the meaning set forth in Section 3.2(a) of this Agreement.

         "Indenture" shall mean that certain Indenture dated July 30, 1993 among the Borrower, de Mexico, or guarantor and United States Trust Company of New York as trustee governing the turnover 12% Series A Senior Subordinated Notes, 12% Series B Senior Subordinated Notes and 12 % Series C Senior Subordinated Notes.

         "Instrument" means a negotiable instrument or a security or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which is in ordinary course of business transferred by delivery with any necessary indorsement or assignment.


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         "Liens" shall mean any lien, mortgage, pledge, security interest charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

         "Material Adverse Effect" means a material adverse effect on (i) the business, assets, operations or financial condition of Borrower or de Mexico,
(ii) the ability of Borrower to pay the Obligations or de Mexico to pay its Senior Notes to Borrower in accordance with their terms, or (iii) Lender's perfected first priority lien in the Collateral (as defined in this Agreement) or the value of such Collateral.

         "Maturity" means any date on which the Loans or any portion thereof become due and payable, whether as stated or by virtue of mandatory prepayment, by Acceleration or otherwise.

         "Maturity Date" means December 31, 2001.

         "Obligations" means all loans, advances, debts, liabilities, obligations, covenants and duties owing to Lender by Borrower, of any Kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement, the Senior Note, and all extensions, amendments, modifications, restructurings and refinancings of any of the above.

         "Person" means any individual, corporation, partnership, trust, association or other entity or organization, including any government, political subdivision, agency or instrumentality thereof.

         "Permitted Investments" shall include:

         (i) certificates of deposit with final maturities of two years or less issued by commercial banks organized under the laws of either the United States of America or the Mexican Republic having capital and surplus in excess of $100,000,000;

         (ii)     commercial paper with minimum grade of A1 or P1;

         (iii) a direct obligation of the United States of America or the Mexican Republic or of a United States of America agency with a maturity of two years or less;

         (iv)     money market preferred stock rated "A" or above;

         (v) shares of money market mutual or similar funds having assets in excess of $100,000,000;

         (vi) any Investment as defined in the Indentures made solely with assets, the payment or application of which is not restricted by Section 10.10 of the Indenture;


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         (vii)    Hedge Agreements entered into by the Company or any Subsidiary to the extent any such agreement is otherwise permitted hereunder;

         (viii)   Bank accounts maintained in any commercial bank;

         (ix) Direct or beneficial interests in corporations, partnerships or other business entities as "joint venturer"; provided however, that such joint venture engages in the business described in Section 10.14(c) hereof;

         (x) equity interests acquired by the Borrower or any Subsidiary of the Borrower in any Person engaged in the indoor motion picture exhibition business if (i) such Person's theaters are managed by the Borrower or such Subsidiary of the Borrower,
                  (ii) such equity interest is acquired solely in exchange for services rendered in connection with the management of such Persons theaters, and (iii) the Board of Directors of the Borrower determines that such acquisition is in the best interests of the Borrower;

         (xi) endorsements of instruments for collection in the ordinary course of business; and

         (xii) Investments in any Person which, upon the making of such Investment, becomes a Subsidiary of the Borrower.

         "Proceeds" means all proceeds of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, any Collateral including, without limitation, all claims of Borrower against third parties for loss of, damage to or destruction of, or for proceeds payable for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance with respect to any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.

         "Pro Forma Cash Flow Coverage Ratio" of any Person means for any period the ratio of (i) the aggregate amount of Consolidated Cash Flow of such Person for the four fiscal quarters immediately prior to the last day of such period or the date of the transaction giving rise to the need to calculate the Pro Forma Cash Flow Coverage Ratio, as the case may be (the "Determination Date"), to (ii) the aggregate Consolidated Interest Expense which such person shall accrue during the fiscal quarters in which the Determination Date occurs and the three fiscal quarters immediately subsequent to such fiscal quarter, assuming that the Consolidated Interest Expense shall accrue on the amount of such Person's Debt on the Determination Date, including any Debt proposed to be incurred on such date (as though all such Debt was incurred on the first day of the quarter in which the Determination Date occurred), and any additional amounts of Debt reasonably anticipated by such Person in good faith to be outstanding from time to time during such period; provided that if during the four quarter period referred to in clause (i) above, the Person for which the Pro Forma Cash Flow Coverage Ratio is being determined or any of its Subsidiaries shall have acquired any assets other than assets acquired as a result of capital expenditures made in the ordinary course of business of such Person (including, without limitation, acquisitions by merger or consolidation), the Pro Forma Cash Flow Coverage Ratio of Such Person as of such Determination Date shall be calculated on a pro forma basis, as if such


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acquisition had occurred at the beginning of such four quarter period. For purposes of this definition, interest on debt determined on a fluctuating basis for periods succeeding the Determination Date shall be calculated as if the rate in effect on the Determination Date had been the applicable rate for the entire period.

         "Senior Note" means the senior note executed by Borrower in the form of Exhibit A hereto.

         "Subsidiary" of any Person means (i) a corporation, more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

         "Trademark" means collectively all of the following now owned or hereafter created or acquired by Borrower: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; (c) all income, payable under any of the foregoing or with respect to any of the foregoing including damages or payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; (e) all rights corresponding to any of the foregoing throughout the world; and (f) all goodwill associated with any symbolized by any of the foregoing.

         "Trademark License" means any written agreement now or hereafter in existence granting to Borrower or de Mexico any right to use any Trademark.

         "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Texas, as amended from time to time, and any successor statute; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code, or other applicable statute, law or provision relating to the perfection or the effect of perfection or non-perfection of any such security interest, as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code or such other statute, law or provision as in effect in such other jurisdiction for purposes of the provision hereof relating to such perfection or the effect of perfection or non-perfection.

         Any accounting term not defined herein shall have the meaning given to it under GAAP.


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                                   ARTICLE 2

                                      LOAN

         2.1. Commitment. Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of Borrower set forth herein, Lender may make senior loans (the "Loans") to Borrower from time to time within one year after the Initial Loan (the "Funding Termination Date") in an aggregate principal amount (excluding accrued interest as provided in 2.3(b)) not to exceed $10,000,000. Lender shall make an initial Loan (the "Initial Loan") of $2,500,000 to Borrowers on the Closing Date. Amounts repaid in respect of the Loans may not be reborrowed. Borrower's obligation to repay each Loan shall be evidenced by a senior note of Borrower (the "Senior Note") in the form attached hereto as Exhibit A and a senior note, in form satisfactory to Lender, executed by de Mexico to Borrower (the "de Mexico Note") and endorsed with recourse by Borrower, and delivered to Lender as pledgee together with assignments of any de Mexico pledges of equipment, leaseholds, consents, and proceeds of operations. Upon prior or contemporaneous satisfaction of the conditions precedent contained in Article 3 hereof, or waiver by Lender of any conditions not so satisfied, Lender shall disburse the Initial Loan to Borrower.

         2.2. Procedure for Loans. Borrower may borrow pursuant to this Article 2 by executing and delivering to Lender borrowing notice substantially in the form of Exhibit B attached hereto not less than three Business Days' prior to the date of the requested loan, which shall be an integral multiple of $500,000 (as long as at least $500,000 remains undrawn hereunder). Such notice shall specify the date of the proposed borrowing (the "Borrowing Date") and the use of the proceeds of such Loan. Upon satisfaction of the conditions set forth in
Article 3 hereof, Lender shall disburse to Borrower the Loan requested in such notice.

         2.3. Interest.

                  (a) Interest. Each Loan shall bear interest from the date of disbursement on the unpaid principal amount thereof until such amount is paid (whether upon Maturity, by Acceleration or otherwise) at a rate per annum equal to 12%.

                  (b) Computation of Interest. Interest shall accrue daily and shall be computed for the actual number of days elapsed on the basis of a year consisting of 365 days.

                  (c) Post-Maturity Interest. After Maturity (whether by acceleration or otherwise) of the Loans, the Loans shall bear interest, payable on demand, at a rate per annum equal to 15%.

                  (d) Maximum Interest Rate. Nothing in this Agreement shall require Borrower to pay interest at a rate exceeding the maximum amount permitted by applicable law to be charged by Lender (the "Maximum Rate"). If the amount of interest payable for the account of Lender on any day in respect of the immediately preceding interest computation period, computed pursuant to this
Article 2, would exceed the Maximum Rate, the amount of interest payable for its account on such interest payment date shall automatically be reduced to the Maximum Rate.


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


         2.4. Payments.

                  (a) Payments of Loans. Borrower shall pay (i) all accrued and unpaid interest on the Loans on the first anniversary of the Initial Loan and quarterly thereafter on January 15, April 15, July 15, and October 15 and (ii) on the Maturity Date, the unpaid principal, accrued but unpaid interest and fees on the Loans.

                  (b) Optional Prepayment. Borrower may at any time, and from time to time, prepay outstanding principal under the Senior Note in whole or in part, without penalty or premium.

                  (c) Payments. All payments of interest and principal shall be in United States dollars and immediately available funds to Lender at its address for notices in this Agreement and shall be made prior to 2:00 P.M. Central Time on the date of the scheduled payment. All payments received after such time shall be credited the next succeeding Business Day, and interest shall continue to accrue.

                                   ARTICLE 3

                              CONDITIONS PRECEDENT

         3.1. Initial Loan. The obligation of Lender to make the Initial Loan hereunder shall be, in addition to the conditions specified in Section 3.2, subject to Lender having received the following, dated and in full force and effect on the Closing Date:

                  (a) the Senior Note, duly executed by Borrower;

                  (b) a certificate, signed by an authorized representative of Borrower on the Borrowing Date, stating (i) that the representations and warranties contained in Article 4 hereof are then true and accurate in all material respects as though made on and as of such date, and (ii) that there has then occurred no Event of Default which is continuing;

                  (c) the Financing Statements, duly executed by Borrower;

                  (d) a note executed by de Mexico under U.S. law with similar payment terms to the Borrower Senior Note duly endorsed to Lender as pledgee;

                  (e) a side letter agreement executed by de Mexico in form attached as Exhibit B; and

                  (f) such other instruments or documents as Lender may reasonably request relating to the existence and good standing of Borrower or the authority for execution, delivery and performance of this Agreement or the granting and/or perfection of security interest in the Collateral as contemplated herein.

         3.2. All Remaining Loans. The obligation of Lender to make each subsequent Loan is subject to the sole and absolute discretion of the Lender and to the further following conditions precedent:

                  (a) No Existing Default. No Event of Default or event which, upon the lapse of time or the giving of notice or both, would constitute an Event of Default (an "Incipient Default") shall exist on the Borrowing Date.

                  (b) Representations and Warranties Correct. The representations and warranties set forth in Article 4 shall be true and correct in all material respects as of the Borrowing Date.

                  (c) No Material Adverse Change. There shall have been no Material Adverse Effect upon the financial or business condition of Borrower or its assets or of de Mexico or its assets.

                  (d) Borrowing Notice. Lender shall have received the notice of borrowing with such other certifications as may reasonably be requested by Lender in substantially the form of Exhibit "B" attached hereto.

                  (e) Lender Approval. Lender shall in the exercise of its sole discretion have approved the use of the proceeds of any such Loan as set forth in Borrower's written notice requesting such Loan of such funds.

                  (f) The Borrower shall have executed and delivered the following documents in form and substance satisfactory to the Lender prior to or concurrent with the date of requested Loan:

                           (i)      Borrower's Senior Note;

                           (ii) The de Mexico senior note enforceable under Mexican law by executory process with parallel payment terms to the Borrower's Senior Note duly endorsed to Lender as pledgee;

                           (iii) Credito Refaccianario from de Mexico pledging its equipment in all locations, leaseholds (to the extent landlord consent for each such leasehold has been obtained), and proceeds of operation of each operating location;

                           (iv) Consents of de Mexico in the event of default to be delivered not later than five business days after such default;

                  (g) Such other conditions as the Lender, in its sole and absolute discretion, may deem necessary or appropriate.

         3.3. Satisfaction of Conditions. The making of each Loan by Lender and the acceptance thereof by Borrower shall be conclusive evidence of the satisfaction or waiver of the conditions precedent contained in Sections 3.1 and 3.2.

                                   ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF BORROWER

         In order to induce Lender to enter into this Agreement and to make the Loans, Borrower makes the following representations and warranties to Lender:

         4.1. Due Organization. Borrower is a corporation duly organized and validly existing under the laws of the State of Texas.

         4.2. Requisite Power. Borrower and de Mexico each have all requisite power and all material Governmental Approvals necessary to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted. Borrower has all requisite power to borrow the sums provided for in this Agreement, and Borrower has all requisite power to execute, deliver and issue this Agreement and the Senior Note.

         4.3. Authorization. All action on the part of Borrower necessary for the authorization, execution, delivery and performance of this Agreement, the Senior Note and the Financing Statement, and all other documents, certificates or instruments contemplated hereby or thereby has been duly taken and is in full force and effect. All action on the part of de Mexico necessary for the authorization, execution, delivery and performance of this Agreement, the de Mexico Note and all other documents, certificates, or instruments contemplated hereby or thereby has been duly taken and is in full force and effect.

         4.4. Representative Authorization. Each Person executing this Agreement, Borrower's Senior Notes, any of de Mexico's Senior Notes, and any Borrowing Notice on behalf of Borrower is, or upon execution thereof will be, fully authorized to execute and deliver the same.

         4.5. Binding Nature. This Agreement and the Senior Note are, or upon the execution thereof will be, legal, valid and binding obligations of Borrower, in full force and effect and enforceable in accordance with their respective terms, except for the effect of applicable laws regarding bankruptcy, or insolvency, or laws affecting the rights of creditors generally.

         4.6. No Conflict. Neither the execution and delivery of this Agreement or the Senior Note, nor fulfillment of or compliance with the terms and provisions hereof or thereof will (a) conflict with or result in a breach of any Governmental Requirement or of any agreement or installment binding upon Borrower or upon de Mexico or conflict with or result in a breach of any provision of the constituent documents of Borrower or de Mexico or (b) result in the creation or imposition of any lien upon any property of Borrower pursuant to any such agreement or instrument except for the liens created pursuant to this Agreement. No authorization, consent or approval or other action by, and no notice to or filing with, any Governmental Authority is required to be obtained or made prior to the Closing Date, for the due execution, delivery and performance by Borrower or de Mexico of this Agreement, the Senior Note, the de Mexico Note or for the validity or enforceability of any thereof.

         4.7. Litigation and Contingent Liabilities. There is no action, suit, investigation, claim or proceeding pending or, to the knowledge or Borrower, threatened in writing against or affecting Borrower or the property or business of Borrower, before any court, arbitrator or administrative or governmental body, the adverse determination of which could have a Material Adverse Effect.

         4.8. No Event of Default. No Event of Default or Incipient Default has occurred and is continuing or would result from the execution of or any borrowing under this Agreement.

         4.9. Compliance With Laws. Borrower and de Mexico are each in compliance with all Governmental Requirements applicable to its properties, assets and business with only such exceptions as in the aggregate have no Material Adverse Effect. There are no proceedings pending or, to the best of its knowledge, threatened, to terminate or modify any Governmental Approvals.

         4.10. Title to Properties. Borrower has good and marketable title to all of the Collateral free and clear of all Liens except the Liens created pursuant to this Agreement.

                                   ARTICLE 5

                                    COVENANTS

         Unless Lender shall agree otherwise, Borrower shall, comply with the following provisions so long as any Loan is outstanding:

         5.1. Accounting Records. Borrower shall maintain adequate books and accounts in accordance with GAAP consistently applied. Borrower shall deliver to Lender any information regarding the Business or the finances of Borrower as Lender may reasonably request.

         5.2. Corporate Existence. Borrower shall preserve and maintain its corporate existence in good standing in the jurisdiction of its formation and all of its licenses, privileges and franchises and other rights necessary or desirable in the ordinary course of its businesses, except to the extent that the failure to do so would not have a Material Adverse Effect.

         5.3. Qualification to Do Business. Borrower shall qualify to do business and shall be and remain in good standing in each jurisdiction in which the nature of its business requires it to be so qualified, except to the extent that the failure to be so qualified and in good standing would not have a Material Adverse Effect.

         5.4. Compliance with Laws. Borrower and de Mexico will observe and comply in all material respects with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which now or at any time may be applicable to Borrower or de Mexico, a violation of which could be reasonably expected to have a Material Adverse Effect.

         5.5. Taxes and Other Liabilities. Borrower will pay and discharge prior to the date on which penalties attach thereto all taxes, assessments and governmental charges, license fees and levies upon or with respect to Borrower, and upon the income, profits and property of Borrower, unless and to the extent that such taxes, assessments, charges, license fees and levies are being contested in good faith and by appropriate proceedings diligently conducted by Borrower, and provided that such reserve or other appropriate provisions as are required in accordance with GAAP will have been made therefor.

         5.6. Payment of Indebtedness and Performance of Obligations. Borrower and de Mexico will each pay and when due when due all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, could (i) have a Material Adverse Effect or (ii) become a Lien on its property (except as otherwise permitted by this Agreement), provided that Borrower or de Mexico will not be required to pay and discharge or cause to be paid and discharged any such Indebtedness, obligation or claim so long as the validity thereof is being contested in good faith and by appropriate proceedings diligently conducted by Borrower, and that such reserve or other appropriate provisions as are required by the Accountants in accordance with GAAP will have been made therefor.

         5.7. Use of Proceeds. The proceeds of the Loans shall be used only for loans to de Mexico for general corporate purposes and working capital of de Mexico including without limitation the construction of uncompleted locations and the acquisition and installation of furniture, fixtures and equipment at such locations.

         5.8. Maintenance of Property. Borrower and de Mexico shall each (i) maintain, keep and preserve all of its properties in good repair, working order and condition and from time to time make all necessary and proper repairs, renewals, replacement and improvements thereto, and (ii) maintain, preserve and protect all franchises, licenses, copyrights, patents and trademarks material to its Business, so that the Business carried on in connection therewith may be properly and advantageously conducted at all times.

         5.9. Conduct of Business. Borrower and de Mexico shall each (i) engage in the movie business as its principal business, (ii) preserve, renew and keep in full force and effect all of its material contracts, except where it is in Borrower's or de Mexico's best interest to terminate any such contract, and
(iii) comply in all material respects with the terms of all instruments which evidence, secure or govern indebtedness of Borrower or de Mexico and all Governmental Requirements.

         5.10. Authorizations. Borrower and de Mexico shall each obtain, make and keep in full force and effect all authorizations from and registrations with Governmental Authorities that may be required for the validity and enforceability of this Agreement, the Senior Note, and the documents and instruments executed in connection therewith against Borrower.

         5.11. Notification of Events of Default and Adverse Developments. Borrower shall promptly notify Lender of the occurrence of (i) any Incipient Event of Default or Event of Default hereunder; (ii) any event, development or circumstance whereby any financial statements most recently furnished to Lender fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operating results of Borrower and de Mexico as of the date of such financial statements; (iii) any material litigation or proceedings that are instituted or threatened (to the knowledge of Borrower) against Borrower or de Mexico, or any of its respective assets; (iv) each and every event which would be an Event of Default (or an event which with the giving of notice or lapse of time or both would be an Event of Default) under any Indebtedness of Borrower, such notice to include the names and addresses of the holders of such indebtedness and the amount thereof; and (v) any other development in the business or affairs of Borrower or de Mexico if the effect thereof involves a significant risk of a Material Adverse Effect, in each case describing the nature thereof and the action Borrower proposes to take with respect thereto.

         5.12. Further Assurances. Borrower shall execute, acknowledge and deliver any and all such further assurances and other deeds, agreements or instruments, and take or cause to be taken all such other action, as shall be requested by Lender from time to time in order to give full effect to this Agreement and the Senior Note and to maintain, preserve, safeguard and continue at all times all or any of the rights, remedies, powers and privileges of Lender under this Agreement and the Senior Note as well as any de Mexico Note and any de Mexico collateral securing such Senior Note, all without any cost or expense to Lender.

         5.13. Borrower Security Agreement. Borrower will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral and will defend the right, title and interest of Lender in and to any of Borrower's rights under the Collateral against the claims and demands of all Persons whomsoever.

         5.14. Further Identification of Collateral. Borrower will if so requested by Lender furnish to Lender, as often as Lender reasonably requests, statements and schedules further identifying and describing the Collateral as Lender may reasonably request, all in reasonable detail.

         5.15. Limitation on Consolidated Debt. After December 4, 1995, the Borrower may incur debt, if at the date of and after giving effect the incurrence of such debt is equal to or greater than:

         Period                                            Coverage Ratio
         ------                                            --------------
         December 4, 1995 to March 30, 1998                 2.25 to 1.0
         March 31, 1998 to March 30, 1989                   2.75 to 1.0
         After March 30, 1999                               3.25 to 1.0

         5.16. Maintenance of Interest. "At the end of any two consecutive fiscal quarters during each of the periods specified in the table below, the Cash Flow Coverage of the Company for such two fiscal quarters then ending shall equal or exceed the ration set opposite that period:

         Period                                         Coverage Ratio
         ------                                         --------------
         September 30, 1997 to March 30, 1999             2.0 to 1.0
         After March 30, 1999                             2.5 to 1.0

                                    ARTICLE 6

                               NEGATIVE COVENANTS

         Borrower covenants and agrees that, unless the Lender otherwise agrees in writing, as long as any of the Loans remain outstanding, Borrower and de Mexico each will not:

         6.1. Indebtedness. Create, incur, assume or suffer to exist any liability for Indebtedness except for (i) Indebtedness under this Agreement or the Senior Note or the de Mexico Note; (ii) Indebtedness constituting account or trade payables incurred in the ordinary course of business; (iii) Indebtedness outstanding as of the date hereof, provided, however that the terms of any such Indebtedness may not be amended or modified following the date hereof; (iv) Indebtedness not to exceed $100,000 in the aggregate at any time secured by purchase money liens; and (v) any indebtedness incurred to repay the Loans in full.

         6.2. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property or assets (including, without limitation, the Collateral), whether now owned or hereafter acquired except for (i) Liens for taxes, assessments or similar charges incurred in the ordinary course of business and not delinquent or being contested in accordance with Section 5.5, (ii) mechanics', carriers', workmen's, repairmen's or other like statutory liens incurred by Borrower in the ordinary course of business, provided that the obligations secured thereby are not past due, (iii) Liens granted to Lender pursuant to this Agreement; and (iv) liens for purchase money obligations not to exceed $100,000.

         6.3. Merger or Acquisition. Consolidate or merge into or with any Person or acquire all or substantially all of the stock, property or assets of any Person.

         6.4. Disposition of Assets. Neither the Borrower nor a subsidiary of Borrower shall make an Asset Disposition unless at least 95% of the aggregate sales price from such Asset Disposition shall be paid in cash and the net proceeds from such Asset Disposition shall be used to prepay the indebtedness under the Senior Note. For purposes of this Section 6.4 "Asset Disposition" means any sale, conveyance, transfer or disposition of any capital stock of the Borrower or any Subsidiary of the Borrower, or any property or other assets by the Borrower or any Subsidiary of the Borrower whether for cash or other consideration, other than (i) a disposition by a Subsidiary to the Borrower or another Subsidiary; (ii) a disposition by the Borrower to a Subsidiary, (iii) transactions in which theatre properties shall be transferred in exchange for one or more other theatre properties.

         6.5. Manager. Neither Borrower nor de Mexico shall change the manager operating the theaters owned by de Mexico under the existing management agreement.

         6.6. Permitted Investments. The Company shall not, and shall not permit any Subsidiary to, make any Investment other than a Permitted Investment.

                                   ARTICLE 7

                                EVENTS OF DEFAULT

         7.1. Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

                  (a) Borrower or de Mexico shall fail to pay when due any payment of principal, or shall fail to pay interest within five days after such interest is due, or shall fail to pay any other sum payable hereunder under the Senior Note or the de Mexico Note;

                  (b) Borrower shall fail to comply with any agreement contained in Articles 5 or 6;

                  (c) Borrower shall default in the performance of any of its material agreements under any provision of this Agreement;

                  (d) Any warranty or representation made by Borrower shall be untrue in any material respect, in any case on any date as of which the facts set forth are stated or certified;

                  (e) Borrower shall institute a voluntary case seeking liquidation or reorganization under Chapter 7 or Chapter 11, respectively, of the United States Bankruptcy Code, or shall consent to the institution of an involuntary case thereunder against it; or Borrower shall file a petition initiating or shall otherwise institute any similar proceeding under any other applicable federal or state law, or shall consent thereto; or Borrower shall apply for, or by consent or acquiescence there shall be an appointment of a receiver, liquidator, sequestrator, trustee or other officer with similar powers; or Borrower shall make an assignment for the benefit of creditors; or Borrower shall admit in writing its inability to pay its debts generally as they become due; or, if an involuntary case shall be commenced seeking the liquidation or reorganization of Borrower under Chapter 7 or Chapter 11, respectively, of the United States Bankruptcy Code, or any similar proceeding shall be commenced against Borrower under any other applicable federal or state law, and (i) the petition commencing the involuntary case is not timely controverted; or (ii) the petition commencing the involuntary case is not dismissed within 30 days of its filing; or (iii) an interim trustee is appointed to take possession of all or a portion of the property, to operate all or any part of the business of Borrower, or both; or (iv) an order for relief shall have been issued or entered therein; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer;

                  (f) de Mexico shall file or suffer to be filed a bankruptcy, suspension of payments proceeding, a receivership or interventer proceeding under Mexican law;

                  (g) Any obligation (other than the Loans) of Borrower or de Mexico for the payment of indebtedness becomes or is declared to be due and payable prior to the expressed maturity thereof; or

                  (h) One or more judgments against Borrower or de Mexico or attachments against its property or the property of de Mexico, which in the aggregate exceed $100,000, the operation or result of which could be to interfere materially and adversely with the conduct of the business of Borrower or de Mexico, remain unpaid, unstayed on appeal, undischarged, unbonded and undismissed for a period of 30 days.

                  (i) Lender does not have or ceases to have a valid and perfected first priority security interest in the Collateral.

                  (j) Upon the occurrence of a Change of Control. For purposes of this Section 7.10(i) "Change of Control" shall mean (i) the acquisition, including through merger, consolidate or otherwise, by any Person or any Persons acting together which would constitute a "group" (a "Group") for purposes of
Section 13(d) of the Exchange Act, together with all affiliates and associates (as defined in Rule 12b-2 under the Exchange Act) thereof, of direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of (A) the outstanding shares of Common Stock of the Borrower or (B) the total voting power of all classes of Capital Stock of the Borrower entitled to vote generally in the election of directors or (ii) the election by any person or Group, together with all affiliated and associates thereof, of a sufficient number of its of their nominees to the Board of Directors of the Borrower such that such nominees, when added to any existing directors remaining on such Board of Directors after such election who are affiliates of associates of such Person or Group, shall constitute a majority of such Board of Directors; provided, however, that, for purposes of this definition, the terms "person" and "Group" shall be deemed not to include (i) Cinemark USA, Inc. and its Subsidiaries, (ii) Lee Roy Mitchell or Tandy Mitchell, or any descendant of Lee Roy Mitchell or the spouse of any such descendant, the estate of Lee Roy Mitchell or the spouse of any such descendant or any trust or other arrangement for the benefit of Lee Roy Mitchell, Tandy Mitchell, any descendant (collectively the "Mitchell Family"), (iii) The Pebble Corp., The Pebble Group, Ltd., Paul E. Broadhead, his spouse or any descendant, the estate of Paul E. Broadhead, his spouse, any descendant of Paul E. Broadhead or the spouse of any such descendant or any trust or similar arrangement for the benefit of Paul E. Broadhead, his spouse, any descendant of Paul E. Broadhead, his spouse, any descendant of Paul E. Broadhead or the spouse of any such descendant (collectively, the "Broadhead Family"), or (iv) any group which includes any member or members of the Mitchell Family and/or Broadhead Family if a majority of the Capital Stock of the Borrower held by such group is beneficially owned (including the power to vote such Capital Stock of the Borrower) by such members or by one or more affiliates at least 80% of the equity interests of which are owned by such member or members.

                  (k) Borrower or de Mexico is in default under the Indenture.

         7.2. Termination of Obligations and Acceleration. If any Event of Default described in Section 7.1 (e) or (f) shall occur, all Loans shall become immediately due and payable, all without notice of any kind, and Lender shall have no obligation to make further Loans hereunder. If any Event of Default described in Section 7.1 (other than an Event of Default described in Section
7.1 (e) or (f)) shall occur and not be cured within ten days after notice and in the case of 7.1(h), within two (2) days after notice, Lender may declare all Loans to be due and payable, whereupon all Loans shall immediately become due and payable, and Lender shall have no obligation to make further Loans hereunder. Any such declaration made pursuant to this Section 7.2 may be rescinded by Lender.

         7.3. Other Remedies. If any Event of Default shall have occurred and be continuing, Lender may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (a) require Borrower to, and Borrower hereby agrees that it will, at its expense and upon request of Lender forthwith, assemble all or part of the Collateral as directed by Lender and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties; (b) with five (5) days written notice, enter upon any premises of Borrower and take possession of the Collateral; and (c) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Lender's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Lender may deem commercially reasonable. Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification; provided however, Lender shall not change manager operating the theaters owned by de Mexico under the existing management agreement. At any sale of the Collateral, if permitted by law, Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral of any portion thereof for the account of Lender (on behalf of Lender). Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, Borrower hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted.

         If an Event of Default has occurred and is continuing, Borrower hereby irrevocably authorizes and empowers Lender to assert, either directly or on behalf of Borrower, any claims Borrower may have, from time to time, against any other party to the Collateral or to otherwise exercise any right or remedy of Borrower under the Collateral (including, without limitation, the right to enforce directly against any party all of Borrower's rights thereunder, to make all demands and give all notices and to make all requests required or permitted to be made by Borrower under the Collateral.)

         Beyond the safe custody thereof, Lender shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property. Lender shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Lender in good faith.

         7.4. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: first, to all fees, costs and expenses incurred by Lender with respect to the Loan Agreement; second, to all fees due and owing to Lender; third, to accrued and unpaid interest on the Obligations; fourth, to the principal amounts of the Obligations outstanding; fifth, to any other indebtedness or obligations of Borrower owing to Lender.

                                   ARTICLE 8

                                SECURITY INTEREST

         8.1. Grant of Security Interest. Borrower hereby grants to Lender a continuing security interest in and to all right, title and interest of Borrower in the Collateral, whether now owned or existing or hereafter acquired or arising regardless of where located, to secure payment and performance of the Obligations. Anything herein to the contrary notwithstanding: (a) Borrower shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by Lender of any of the rights hereunder shall not release Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral; and (c) Lender shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Lender be obligated to perform any of the obligations or duties of Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. The security interest granted hereby secures the payment and performance of the obligations, liabilities and indebtedness of every nature of Borrower to Lender now or hereafter existing under this Agreement, and all renewals, extensions, restructurings and refinancing of any of the above, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest (including, without limitation, interest which but for the filing of a petition in bankruptcy, would accrue on such obligations) and all fees, costs and expenses now or from time to time owing, due or payable.

         8.2. Affirmative Covenants of Borrower. Borrower shall: (a) do all acts that may be necessary to maintain, preserve and protect the Collateral; (b) pay promptly when due all taxes, assessments, charges, encumbrances and liens now or hereafter imposed upon or affecting the Collateral; (c) procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writing necessary or appropriate to perfect, maintain and protect Lender's security interest hereunder and the priority thereof and to deliver promptly to Lender all records of (1) Collateral or (2) insurance proceeds; (d) appear in and defend any action or proceeding which may affect its title to or Lender's interest in the Collateral; (e) if Lender gives value to enable Borrower to acquire rights in or the use of any Collateral, use such value for such purpose; (f) keep separate, accurate and complete records of the Collateral and provide Lender with such books, records and such other reports and information relating to the Collateral as Lender may reasonably request from time to time; (g) when an Event of Default under this Agreement has occurred and after demand, account fully for and immediately deliver to Lender in the form received, all Collateral and all proceeds, endorsed to Lender as appropriate, and unless so delivered all Collateral and all such proceeds shall be held by Borrower in trust for Lender, separate from all other property of Borrower and identified as the property of Lender; (h) keep the Collateral in good condition and repair; (i) at any reasonable time, upon demand by Lender, exhibit to and allow inspection by Lender (or persons designated by Lender) of the Collateral;
(j) give thirty (30) days prior written notice of any change in Borrower's chief place of business or trade name(s) or style(s) set forth therein; (k) comply with all laws, regulation and ordinances relating to the possession, operation, maintenance and control of the Collateral; (1) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Lender may request, in order to perfect and preserve the security interest granted or purported to be granted hereby under the laws of any applicable jurisdiction, and (m) upon Lender's request, appear in and defend any action or proceeding that may affect Borrower's title to or Lender's security interest in the Collateral.

         8.3. Negative Covenants of Borrower. Borrower shall not, without the prior written consent of Lender: (a) Use or permit the Collateral to be used unlawfully or in violation of any provision of this Agreement, or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral; (b) Execute a financing statement covering the Collateral except in favor of Lender; (c) Encumber, lease, rent, sell or dispose in bulk, the Collateral or any interest therein; (d) Cause any waste or unusual or unreasonable depreciation of the Collateral; or (e) After default under this Agreement and upon demand, modify, waive or release any provisions of any Account, Contract Right, item of Chattel Paper, Instrument or other right to the payment of money constituting Collateral.

         8.4. Perfection. Borrower represents and warrants this Agreement creates a valid, perfected and first priority security interest in the Collateral, securing the payment of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such interest have been duly taken.

         8.5. Expenses. Lender may incur expenses in connection with preparation of this Agreement and all documents contemplated hereby, the retaking, holding or preparing for sale of the Collateral including, with limitation, reasonable attorneys' fees, appraisal fees, auction fees and advertising costs, and in connection with protecting or enforcing its rights under this Agreement including, but not limited to, reasonable attorneys' fees, which expenses Borrower shall pay and are Obligations secured hereby.

         8.6. Waivers. Borrower waives any right to require Lender to proceed against any Person or to exhaust any Collateral or to pursue any remedy available to Lender. Borrower waives any defenses it may have arising from Lender's failure to perfect or maintain a perfected security interest in the Collateral.

         8.7. Termination of Security Interests; Release of Collateral. Upon payment in full of all Obligations, the security interest created hereby shall terminate. Upon such termination of the security interest or release of any Collateral, Lender will, at the expense of Borrower, execute and deliver to Borrower such documents as Borrower shall reasonably request to evidence the termination of the security interest or the release of such Collateral which has not yet theretofore been sold or otherwise applied or released. Such release shall be without warranty or recourse to Lender, except as to the absence of any prior assignments by Lender on behalf of its interest in the Collateral, as the case may be.

         8.8. Cumulative Rights. All rights and remedies of Lender under this Agreement are in addition to all rights and remedies given to Lender contained in any other agreement, instrument or document or available to Lender at law or in equity. All such rights and remedies are cumulative and not exclusive and may be exercised successively or concurrently. No exercise of any right or remedy shall be deemed an election of remedies and preclude exercise of any other right or remedy.

                                   ARTICLE 9

                                  MISCELLANEOUS

         9.1. Successors and Assigns. The terms and provisions of this Agreement shall be binding upon, and the benefits thereof shall inure to, the parties hereto and their respective permitted successors and assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by Borrower without the prior written consent of Lender.

         9.2. Sale of Interests. Lender is expressly permitted to sell, assign, transfer, negotiate or grant participation in all or any part of or any interest in, its rights and obligations under this Agreement. Except with respect to a transfer to an affiliate of Lender, notice of any such sale, assignment, transfer, negotiation or grant by Lender shall be given to Borrower within a reasonable time period after such event. Upon surrender of this Senior Note at the office of the Borrower, the Borrower shall execute and deliver one or more replacement Notes in the name of the transferee(s).

         9.3. Lost Promissory Note. Upon receipt of evidence reasonably satisfactory to Borrower of the ownership of and the loss, theft, destruction or mutilation of the Senior Note and indemnification reasonably satisfactory to Borrower or, in the case of any mutilation, upon the surrender of such Senior Note for cancellation to Borrower at its principal office, Borrower at its expense (except as provided below) will execute and deliver to Lender, in lieu thereof a new Senior Note of like tenor, dated so that there will be no loss of interest on such lost, stolen, destroyed or mutilated Senior Note. Borrower may require payment by Lender of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such replacement. Any Senior Note in lieu of which any such new Senior Note has been so executed and delivered by Borrower shall not be deemed to be an outstanding Senior Note for any purpose of this Agreement.

         9.4. No Implied Waiver. No delay or omission to exercise any right, power or remedy accruing to Lender upon any breach or default of Borrower under this Agreement shall impair any such right, power or remedy of Lender, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default occurring thereafter, nor shall any waiver of any single breach or default be deemed a wavier of any other breach or default occurring theretofore or thereafter.

         9.5. Amendments; Waivers. No amendments, modification or waiver of or consent with respect to, any provision of this Agreement, shall be effective unless the same shall be in writing and signed and delivered by Lender and Borrower. Any amendment, modification, waiver or consent hereunder shall be effective only in the specific instance and for the specific purpose for which given.

         9.6. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be, only as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability, but all the remaining provisions of this Agreement shall remain valid.

         9.7. Notices. Any notice which Lender or Borrower may be required or may desire to give to the other party under any provision of this Agreement shall be in writing by overnight delivery service, certified mail, telex or electronic facsimile transmission and shall be deemed to have been given or made when received and addressed as follows:

To Lender:

Cinemark II, Inc.
7502 Greenville Avenue
Suite 800
Dallas, Texas 75231
Attn: Alan Stock

         With a copy similarly addressed to:

Cinemark USA, Inc.
7502 Greenville Avenue
Suite 800
Dallas, Texas 75231
Attn: Michael Cavalier

If to Borrower, at:

Cinemark Mexico (USA), Inc.
7502 Greenville Avenue Suite 800
Dallas, Texas 75231
Attn: Jeffrey J. Stedman

Any party may change the address to which all notices, requests and other communications are to be sent to it by giving written notice of such address change to the other parties in conformity with this paragraph, but such change shall not be effective until notice of such change has been received by the other parties.

         9.8. Interpretation. This Agreement, together with the Exhibits to this Agreement, is intended by Lender and Borrower as a final expression of their agreement with respect to the subject matter hereof and is intended as a complete statement of the terms and conditions of such agreement.

         9.9. No Right of Set Off. Borrower will not be entitled to offset against any of its financial obligation to Lender under this Agreement, any obligation owed to it or any of its Affiliates by or for Lender or any Affiliates of Lender.

         9.10. Attorneys' Fees and Other Expenses. Borrower further agrees to pay or reimburse Lender for all costs and expenses, including, without limitation, reasonable attorneys' fees (including costs of settlement) incurred by Lender after the occurrence of an Event of Default (i) in enforcing the Loans or in foreclosing against the Collateral or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to Borrower and related to or arising out of the transactions contemplated hereby; (iv) in taking any other action in or with respect to any suit or proceeding arising out of this Agreement (bankruptcy or otherwise); (v) in protecting, preserving, collecting, leasing, selling, taking possession of or liquidation of any of the Collateral; or (vi) attempting to enforce or enforcing any security interest in any of the Collateral or any other rights relating to the Obligations.

         9.11. Governing Law. THE VALIDITY, CONSTRUCTION AND EFFECT OF THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. AT THE OPTION OF LENDER, AN ACTION MAY BE BROUGHT TO ENFORCE THE OBLIGATIONS AND THIS AGREEMENT IN ANY COURT LOCATED IN THE STATE OF TEXAS, U.S.A. OR IN ANY OTHER COURT IN WHICH VENUE AND JURISDICTION ARE PROPER.

         9.12. WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. BORROWER AND LENDER ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF LENDERS. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Borrower and Lender each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement and that each will continue to rely on the waiver in their related future dealings. Borrower and Lenders further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives it jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS AGREEMENT, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         9.13. Indemnification. Borrower will indemnify and hold Lender and its officers, directors, employees, Affiliates, attorneys and agents (collectively, the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation, the reasonable fees and disbursements of counsel) which may be imposed on, incurred by or asserted against such Indemnitees in any manner relating to or arising out of this Agreement or the making of the Loans (collectively, the "Indemnified Matters"); provided, however, that Borrower will have no obligation to an Indemnitee under this Section 9.13 with respect to Indemnified Matters to the extent such Indemnified Matters were caused by or resulted from the gross negligence or willful misconduct of an Indemnitee. Borrower further agrees to pay or reimburse Lender for all costs and expenses, including, without limitation, attorneys' fees (including costs of settlement) incurred by Lender after the occurrence of an Event of Default (i) in enforcing the Loans or in foreclosing against the Collateral or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to Borrower and related to or arising out of the transactions contemplated hereby; (iv) in taking any other action in or with respect to any suit or proceeding arising out of this Agreement (bankruptcy or otherwise); (v) in protecting, preserving, collecting, leasing, selling, taking possession of, or liquidation of any of the Collateral; or (vi) attempting to enforce or enforcing any security interest in any of the Collateral or any other rights relating to the Obligations.

         9.14. Counterparts. This Agreement may be executed in any number of counterparts each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

         9.15. Headings and Sections. Captions, headings and the table of contents in this Agreement are for convenience only, and are not to be deemed part of this Agreement. Unless otherwise specified, references in this Agreement to Sections, Articles, Exhibits or Schedules are references to sections and articles of and exhibits and schedules to, this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

LENDER:                                        Cinemark II, Inc.

                                               By:  /s/ Alan W. Stock
                                                    ----------------------------
                                               Its: President

BORROWER:                                      Cinemark Mexico (USA), Inc.

                                               By:  /s/ Jeff Stedman
                                                    ----------------------------
                                               Its: Vice President

                                   EXHIBIT "A"

                                   SENIOR NOTE

U.S. $10,000,000                                         Dated: December 4, 1995
Principal Amount

         For value received, Cinemark Mexico (USA), Inc., a Texas corporation (Maker), promises to pay to the order of Cinemark II, Inc., a Texas corporation, (Payee) at 7502 Greenville Avenue, Suite 800, Dallas, Texas, 75231, the aggregate unpaid principal sum shown on the schedule attached hereto up to $10,000,000 U.S. dollars (U.S. TEN MILLION DOLLARS AND NO CENTS) in lawful money of the United States of America in immediately payable funds on or before the Maturity Date together with interest in accordance with the terms of the Senior Secured Credit Agreement between Payee as Lender and Maker as Borrower. Principal amounts borrowed hereunder may be prepaid, but may not be reborrowed.

         This Note is the Senior Note referred to in the Senior Secured Credit Agreement and is entitled to the benefits thereof and of all documents executed in connection therewith. All capitalized terms not otherwise defined herein have the meanings set forth in the Senior Secured Credit Agreement. Reference is made to the Senior Secured Credit Agreement for provisions effecting this Senior Note regarding applicable interest rates, principal and interest payment dates, place of payment, final maturity, voluntary and mandatory payments and pre-payments, acceleration of maturity, exercise of rights, payment of attorney's fees, court costs and other costs of collection, certain waivers by Maker and security for the payment hereof. Without limiting the immediately preceding sentence, reference is made to Section 2.3(d) of the Senior Secured Credit Agreement for usury savings provisions.

         Upon the occurrence and continuation of an Event of Default, the principal hereof, any interest accrued hereon and fees incurred may be declared to be, immediately due and payable, in


SENIOR NOTE - Page 1
the manner, upon the conditions and with the effect provided in the Senior Secured Credit Agreement.

         This Senior Note evidences Senior Debt issued pursuant to a Credit Agreement as that term is defined in the Indenture dated July 30, 1993 among Cinemark Mexico (USA), Inc., Cinemark de Mexico, S.A. de C.V. as Guarantor, and the United States Trust Company of New York as Trustee. The holder of this Senior Note is authorized to record the date and amount of each advance hereunder made by it and the date and amount of each payment or prepayment of principal hereof on the schedule annexed hereto and made a part hereof or in such holders' internal records and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure of such holder to make such a notation or any error in any such notation shall not effect the obligation of the Maker to repay all advances hereunder in accordance with the terms hereof and of the Senior Secured Credit Agreement. This Senior Note and each note in its series is ratably secured by the Collateral granted under the terms of such Senior Secured Credit Agreement.

         This Senior Note shall be construed and enforced in accordance with, and governed by the laws of the United States of America and the State of Texas (without regard to principals of conflict of laws).

         IN WITNESS WHEREOF Cinemark Mexico (USA), Inc. has executed this Senior
Note in Dallas, Texas effective as of the date first written above.

CINEMARK MEXICO (USA), INC.

By:
     ----------------------------

     Its:
         ------------------------


SENIOR NOTE - Page 2

                          Lending and Payment Schedule

          Amount     Principal     Unpaid Principal      Name of Person
Date     of Loan     Interest      Balance of Note      Making Notation
----     -------     ---------     ----------------     ---------------


SENIOR NOTE - Page 3

                                   EXHIBIT "B"

                           FORM OF NOTICE OF BORROWING


TO:      Cinemark II, Inc.
         7502 Greenville Avenue, Suite 800
         Dallas, Texas 75231

         Pursuant to Section 3.2(d) of that certain Senior Secured Credit Agreement dated as of December 4, 1995 (as from time to time amended, extended, restated, modified or supplemented, the "Agreement;" capitalized terms used herein shall have the meanings assigned to them in the Agreement), between Cinemark II, Inc. (the "Lender") and Cinemark Mexico (USA), Inc. (the "Borrower"), this represents the Company's request to borrow on __________________ from Lender, $__________.

         The undersigned officer of Borrower hereby certifies that:

                  (a) the representations and warranties of the Borrower contained in the Agreement are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof; and

                  (b) no Default, Event of Default or Incipient Default has occurred and is continuing under the Credit Agreement or will result from the proposed borrowing.

        DATED:
               ---------------------------

                                               CINEMARK MEXICO (USA), INC.


                                               By:
                                                   -----------------------------
                                               Title:
                                                      --------------------------